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                                                                     EXHIBIT 4.8

                                                                  EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT

                                  BY AND AMONG

                          ARDENT HEALTH SERVICES, INC.

                                   AS ISSUER,

                                       AND
                           ARDENT HEALTH SERVICES LLC

                                       AND
              THE SUBSIDIARY GUARANTORS LISTED ON SCHEDULE A HERETO

                                  AS GUARANTORS

                         BANC OF AMERICA SECURITIES LLC

                               UBS SECURITIES LLC

                         BANE ONE CAPITAL MARKETS, INC.

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                           DATED AS OF AUGUST 19, 2003

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                          REGISTRATION RIGHTS AGREEMENT

                  This Registration Rights Agreement (the "Agreement") is made and entered into as of August 19, 2003, by and among Ardent Health Services, Inc., a Delaware corporation (the "Company"), Ardent Health Services LLC, a Delaware limited liability company (the "Parent Guarantor") and the guarantors listed on Schedule A hereto (the "Subsidiary Guarantors" and, together with the Parent Guarantor, the "Guarantors"), and Banc of America Securities LLC, UBS Securities LLC, Banc One Capital Markets, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (each an "Initial Purchaser" and, collectively, the "Initial Purchasers"), each of whom has agreed to purchase the Company's 10% Senior Subordinated Notes due 2013 (the "Initial Notes") pursuant to the Purchase Agreement (as defined below).

                  This Agreement is made pursuant to the Purchase Agreement, dated as of August 7, 2003 (the "Purchase Agreement"), by and among the Company, the Guarantors and the Initial Purchasers (i) for the benefit of each Initial Purchaser and (ii) for the benefit of the holders from time to time of the Notes (including each Initial Purchaser). In order to induce the Initial Purchasers to purchase the Initial Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 5(h) of the Purchase Agreement.

                  The parties hereby agree as follows:

SECTION 1. DEFINITIONS

                  As used in this Agreement, the following capitalized terms shall have the following meanings:

                  Broker-Dealer: Any broker or dealer registered with the Commission under the Exchange Act.

                  Closing Date: The date of this Agreement.

                  Commission: The Securities and Exchange Commission.

                  Consummate: A registered Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of all of the following: (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Initial Notes that were tendered by Holders thereof pursuant to the Exchange Offer.

                  Effectiveness Target Date: As defined in Section 5.

                  Exchange Act: The Securities Exchange Act of 1934, as amended.

                  Exchange Notes: The 10% Senior Subordinated Notes due 2013, of the same series under the Indenture as the Initial Notes, to be issued to Holders in exchange for Transfer Restricted Securities pursuant to this Agreement and the related guarantees (except that the Exchange Notes will not contain terms with respect to transfer restrictions and Liquidation Damages).

                  Exchange Offer: The registration by the Company under the Securities Act of the Exchange Notes pursuant to a Registration Statement pursuant to which the Company offers the Holders of all

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         outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

                  Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

                  Exempt Resales: The transactions in which the Initial Purchasers propose to sell the Initial Notes to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Securities Act, and to non-U.S. persons pursuant to Regulation S under the Securities Act.

                  Holders: As defined in Section 2(b) hereof.

                  Indemnified Holder: As defined in Section 8(a) hereof.

                  Indenture: The Indenture, dated as of August 19, 2003, among the Company, the Guarantors and U.S. Bank Trust National Association, as trustee (the "Trustee"), pursuant to which the Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

                  Initial Notes: The 10% Senior Subordinated Notes due 2013, of the same series under the Indenture as the Exchange Notes and the related guarantees, for so long as such securities constitute Transfer Restricted Securities.

                  Initial Placement: The issuance and sale by the Company of the Initial Notes to the Initial Purchasers pursuant to the Purchase Agreement.

                  Initial Purchaser: As defined in the preamble hereto.

                  Interest Payment Date: As defined in the Indenture and the Notes.

                  Liquidated Damages: As defined in Section 5 hereof.

                  NASD: National Association of Securities Dealers, Inc.

                  Notes: The Initial Notes and the Exchange Notes.

                  Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                  Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

                  Record Holder: With respect to any Damages Payment Date relating to the Notes, each Person who is a Holder of Notes on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur.

                  Registration Default: As defined in Section 5 hereof.

                  Registration Statement: Any registration statement of the Company relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer

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         Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

                  Securities Act: The Securities Act of 1933, as amended.

                  Shelf Filing Deadline: As defined in Section 4 hereof.

                  Shelf Registration Statement: As defined in Section 4 hereof.

                  Transfer Restricted Securities: Each Initial Note, until the earliest to occur of (a) the date on which such Initial Note is exchanged in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Initial Note has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement and (c) the date on which such Initial Note is distributed to the public pursuant to Rule 144 under the Securities Act or by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein).-

                  Trust Indenture Act: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa 77bbbb) as in effect on the date of the Indenture.

                  Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2. SECURITIES SUBJECT TO THIS AGREEMENT

         (a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

         (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.

SECTION 3. REGISTERED EXCHANGE OFFER

         (a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), the Company and the Guarantors shall (i) cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 120 days after the Closing Date, a Registration Statement under the Securities Act relating to the Exchange Notes and the Exchange Offer, (ii) use their reasonable best efforts to cause such Registration Statement to become effective at the earliest possible time, but in no event later than 210 days after the Closing Date, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, file a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and
(iv) upon the effectiveness of such Registration Statement, commence the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Notes to be offered in exchange for the Transfer Restricted Securities and to permit resales of Notes held by Broker-Dealers as contemplated by Section 3(c) below.

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         (b)      The Company and the Guarantors shall use their reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 business days after the date notice of the Exchange Offer is mailed to the Holders. The Company and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws in all material respects. No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement. The Company and the Guarantors shall use their reasonable best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 business days after the date the Exchange Offer Registration Statement has become effective.

         (c) The Company shall indicate in a "Plan of Distribution" section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Initial Notes that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company), may exchange such Initial Notes pursuant to the Exchange Offer; provided, however, that such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Notes held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

                  The Company and the Guarantors shall use their reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of Notes acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities; provided, however, that any such Broker-Dealer desiring the Company and the Guarantors to keep the Exchange Offer Registration Statement continuously effective shall notify the Company that such Broker-Dealer acquired Exchange Notes as a result of market-making or other similar activities such that the Broker-Dealer would be required to deliver a prospectus under the Securities Act upon a subsequent sale or the other disposition of the Exchange Notes.

                  The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon their reasonable request at any time during such 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

SECTION 4. SHELF REGISTRATION

         (a) Shelf Registration. If (i) the Company and the Guarantors are not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), (ii) for any reason the Exchange Offer is not Consummated within 30 business days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (iii) with respect to any Holder of Transfer Restricted Securities (A) such Holder is prohibited by applicable law or

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Commission policy from participating in the Exchange Offer, or (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) such Holder is a Broker-Dealer and holds Initial Notes acquired directly from the Company or one of its affiliates, then the Company and the Guarantors shall (but, in the case of clause (iii) above, only upon such Holder's request):

                  (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement") as soon as practicable but in any event on or prior to 45 days after the filing obligation arises (such date being the "Shelf Filing Deadline"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to
         Section 4(b) hereof; and

                  (y) use their reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 90th day after the Shelf Filing Deadline.

The Company and the Guarantors shall use their reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Notes by the Holders of Transfer Restricted Securities entitled to the benefit of this
Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years following the effective date of such Shelf Registration Statement (or shorter period that will terminate when all the Notes covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement or are no longer restricted securities (as defined in Rule 144 under the Securities Act)).

         (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 business days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. In the event that Liquidated Damages become due solely as a result of a Holder of Transfer Restricted Securities having failed to furnish the information specified in this Section 4(b), no such Holder shall be entitled to such Liquidated Damages unless and until such Holder shall have provided all such information. By acquiring the Initial Notes, each Holder agrees to provide the indemnity set forth in Section 8(b) hereof with respect to the information such Holder furnishes to the Company in writing expressly for use in any Shelf Registration Statement. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading. The Company and the Guarantors shall not be obligated to supplement such Shelf Registration Statement after it has been declared effective by the Commission more than one time quarterly solely to reflect additional Holders.

SECTION 5. LIQUIDATED DAMAGES

                  If (i) any of the Registration Statements required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any of such Registration Statements has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the "Effectiveness Target Date"), (iii) the Exchange Offer has not been Consummated within 30 business days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) any Registration Statement required by this Agreement is filed and declared

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effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within two business days by a post-effective amendment to such Registration Statement that cures such failure and that is itself promptly declared effective; provided, that, with respect to a Shelf Registration Statement that the Company and the Guarantors are required to keep effective pursuant to Section 4 hereof, the Company may suspend such Shelf Registration Statement in excess of the period set forth in (iv) above so long as such suspensions do not exceed 30 days in the aggregate in any consecutive twelve-month period (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Company hereby agrees that the interest rate borne by the Transfer Restricted Securities shall be increased by 0.50% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.50% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 1.5% per annum (any such interest assessed upon the occurrence of a Registration Default is referred to as "Liquidated Damages"). Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the interest rate borne by the relevant Transfer Restricted Securities will be reduced to the original interest rate borne by such Transfer Restricted Securities; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Securities shall again be increased pursuant to the foregoing provisions.

                  Accrued Liquidated Damages shall be paid to Holders entitled thereto, in the manner provided for the payment of interest in the Indenture and the Notes, on each Interest Payment Date, as more fully set forth in the Indenture and the Notes. All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Note shall have been satisfied in full.

SECTION 6. REGISTRATION PROCEDURES

         (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantors shall comply with all of the provisions of Section 6(c) below, shall use their reasonable best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

                           (i)      If in the reasonable opinion of counsel to
the Company there is a question as to whether the Exchange Offer is permitted by applicable law, the Company and the Guarantors hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Initial Notes. The Company and the Guarantors each hereby agree to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. The Company and the Guarantors each hereby agree, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a favorable resolution by the Commission staff of such submission.

                           (ii)     As a condition to its participation in the
Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company's preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer

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(1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by such Holder in exchange for Initial Notes acquired by such Holder directly from the Company.

         (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company and the Guarantors shall comply with all the provisions of Section 6(c) below and shall use their reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company and the Guarantors will as expeditiously as practicable prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

         (c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Notes by Broker-Dealers), the Company and the Guarantors shall:

                           (i)      use their reasonable best efforts to keep
such Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of the Guarantors for the period specified in Section 3 or 4 of this Agreement, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use their reasonable best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

                           (ii)     prepare and file with the Commission such
amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                           (iii)    notify the underwriter(s), if any, and
selling Holders promptly and, if requested by such Persons, confirm such notice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the

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effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein, in light of the circumstances under which they were made, untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantors shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                           (iv)     if requested, furnish without charge to each
of the Initial Purchasers, each selling Holder named in any Registration Statement, and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review of such Initial Purchasers, Holders and underwriter(s) in connection with such sale, if any, for a period of at least five business days, and neither the Company nor any Guarantor will file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which an Initial Purchaser of Transfer Restricted Securities covered by such Registration Statement or the undenvriter(s), if any, shall reasonably object in writing within five business days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period). The objection of an Initial Purchaser or underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

                           (v)      promptly prior to the filing of any document
that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the Initial Purchasers, each selling Holder named in any Registration Statement, and to the underwriter(s), if any, make the Company's representatives and representatives of the Guarantors available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Initial Purchasers, selling Holders or underwriter(s), if any, reasonably may request;

                           (vi)     make available at reasonable times for
inspection by the Initial Purchasers, any managing underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such Initial Purchasers or any such managing underwriter(s) (subject to such customary confidentiality arrangements as shall be agreed to), all financial and other records, pertinent corporate documents and properties of the Company and the Guarantors and cause the Company's and the Guarantors' officers, directors and employees to supply all information reasonably requested by any such Initial Purchaser, underwriter, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness;

                           (vii)    if requested in writing by any selling
Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required

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filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                           (viii)   use their reasonable best efforts to cause
the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Notes covered thereby or the underwriter(s), if any;

                           (ix)     furnish to each selling Holder and each of
the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                           (x)      deliver to each selling Holder and each of
the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Guarantors hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto, subject to compliance by each such Holder with the final paragraph of this Section 6;

                           (xi)     in the case of a Shelf Registration
Statement, upon request of Holders who collectively hold an aggregate principal amount of Notes in excess of 20% of the outstanding principal amount of Transfer Restricted Securities (the "Requesting Holders"), enter into, and cause the Guarantors to enter into, such agreements (including an underwriting agreement), and make, and cause the Guarantors to make, such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Shelf Registration Statement contemplated by this Agreement, all to such extent as may be requested by any Initial Purchaser or by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Shelf Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company and the Guarantors shall:

                  (A) upon the request of any Requesting Holders, furnish (or, in the case of paragraphs (2) and (3) below, use their reasonable best efforts to cause to be furnished) to each Initial Purchaser, each selling Holder and each underwriter, if any, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the effectiveness of the Shelf Registration Statement:

                           (1)      a certificate, dated the date of
                  effectiveness of the Shelf Registration Statement signed by
                  (y) the President or any Vice President and (z) a principal financial or accounting officer of each of the Company and the Guarantors, confirming, as of the date thereof, the matters set forth in paragraphs (i), (ii) and (iii) of Section 5 (e) of the Purchase Agreement and such other matters as such parties may reasonably request;

                           (2) one or more opinions, dated the date of effectiveness of the Shelf Registration Statement, of counsel for the Company and the Guarantors, covering the matters set forth in paragraph (c) of Section 5 of the Purchase Agreement and such other matters as such parties may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and the Guarantors, representatives of the independent public accountants for the Company and the Guarantors, the Initial Purchasers' representatives and the Initial Purchasers' counsel in connection with the preparation of such Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of the Company and the Guarantors and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Shelf Registration Statement contemplated by this Agreement or the related Prospectus; and

                           (3) a customary comfort letter, dated as of the date
                  of effectiveness of the Shelf Registration Statement, from the Company's or the Parent Guarantor's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters by underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 5(a) of the Purchase Agreement and;

                  (B) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause
         (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company or the Guarantors pursuant to this clause (xi), if any.

                  If at any time the representations and warranties of the Company and the Guarantors contemplated in clause (A)(1) above cease to be true and correct, the Company or the Guarantors, as the case may be, shall so advise the Initial Purchasers and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

                           (xii)    prior to any public offering of Transfer
Restricted Securities, cooperate with, and cause the Guarantors to cooperate with, the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s) may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that neither the Company nor any Guarantor shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

                           (xiii)   shall issue, upon the request of any Holder
of Initial Notes covered by the Shelf Registration Statement, Exchange Notes, having an aggregate principal amount equal to the aggregate principal amount of Initial Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Notes, as the case may be; in return, the Initial Notes held by such Holder shall be surrendered to the Company for cancellation;

                           (xiv)    cooperate with, and cause the Guarantors to
cooperate with, the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two business days prior to any sale of Transfer Restricted Securities made by such underwriter(s);

                           (xv)     use their reasonable best efforts to cause
the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (viii) above;

                           (xvi)    if any fact or event contemplated by clause
(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                           (xvii)   provide a CUSIP number for all Transfer
Restricted Securities not later than the effective date of the Registration Statement and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depositary Trust Company;

                           (xviii)  cooperate and assist in any filings required
to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use their reasonable best efforts to cause such Registration Statement to become effective and approved by such U.S. federal, state or local governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

                           (xix)    otherwise use their reasonable best efforts
to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement;

                           (xx)     cause the Indenture to be qualified under
the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with, and cause the Guarantors to cooperate with, the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute, and cause the Guarantors to execute, and use their reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

                           (xxi)    cause all Transfer Restricted Securities
covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed if requested by the Holders of a majority in aggregate principal amount of Initial Notes or any underwriter(s), if any; and

                  (xxii) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act to the extent any such document is not available through the Commission's EDGAR system.

                  Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company in accordance with
Section 6(c)(iii) of any event described in clauses (C) or (D) of Section 6(c)(iii) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice in accordance with Section 6(c)(iii) of any event described in clauses (C) or (D) of Section 6(c)(iii) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice; however, no such extension shall be taken into account in determining whether Liquidated Damages are due pursuant to Section 5 hereof or the amount of such Liquidated Damages, it being agreed that the Company's option to suspend use of a Registration Statement (in the case of suspension of a Shelf Registration Statement, for more than 30 days in the aggregate in any consecutive twelve-month period) pursuant to this paragraph shall be treated as a Registration Default for purposes of Section 5.

SECTION 7. REGISTRATION EXPENSES

         (a) All expenses incident to the Company's or the Guarantors' performance of or compliance with this Agreement will be borne by the Company or the Guarantors, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone;
(iv) all fees and disbursements of counsel for the Company, the Guarantors and, subject to Section 7(b) below, the Holders of Transfer Restricted Securities;
(v) all application and filing fees in connection with listing the Exchange Notes on a national securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

                  The Company and the Guarantors will, in any event, bear their internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company and the Guarantors.

         (b) In connection with any Shelf Registration Statement required by this Agreement, the Company and the Guarantors will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being registered pursuant to the Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel, who shall be Shearman & Sterling LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Shelf Registration Statement is being prepared.

SECTION 8. INDEMNIFICATION

         (a) The Company agrees and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder, (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clause
(i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Holder"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission (x) that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein or was made in a Prospectus as to which such Indemnified Holder (in its capacity as Holder) or underwriter (or any person who controls such party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) had previously received a notice from the Company in accordance with Section 6(c)(iii) of any event described in clauses (C) or (D) of Section 6(c)(iii) hereof and such notice had not been followed by an Advice or a supplemented or amended Prospectus. This indemnity agreement shall be in addition to any liability which the Company or the Guarantors may otherwise have.

                  In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company or the Guarantors, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company and the Guarantors in writing (provided, that the failure to give such notice shall not relieve the Company or the Guarantors from any liability which they may have to any Indemnified Holder for contribution or under the indemnity agreement contained in this Section 8 except to the extent it is prejudiced as a proximate result of such failure. Such Indemnified Holder shall have the right to employ its own counsel in any such action and the reasonable fees and expenses of such counsel shall be paid, as incurred, by the Company and the Guarantors (regardless of whether it is ultimately determined that an Indemnified Holder is not entitled to indemnification hereunder). The Company and the Guarantors shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be designated by the Holders. The Company and the Guarantors shall be liable for any settlement of any such action or proceeding effected with the Company's prior written consent, which consent shall not be withheld unreasonably, and the Company and the Guarantors agree to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any such action effected with the written consent of the Company. The Company and the Guarantors shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

         (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors and their respective directors and officers who sign a Registration Statement, and any person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, the Guarantors and the respective officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company and the Guarantors to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Company, the Guarantors or their directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company and/or the Guarantors and the Company, the Guarantors or their directors or officers or such controlling person shall have the rights and duties given to each Holder by the preceding paragraph. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Securities giving rise to such indemnification obligation.

         (c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or Section 8(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from the Initial Placement (which in the case of the Company shall be deemed to be equal to the total gross proceeds from the Initial Placement as set forth on the cover page of the Offering Memorandum), the amount of Liquidated Damages which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities, judgments actions or expenses, and such Registration Statement, or if such allocation is not permitted by applicable law, the relative fault of the Company and the Guarantors on the one hand, and of the Indemnified Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

                  The Company, the Guarantors and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds received by such Holder upon the sale of the Initial Notes exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section ll(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each of the Holders hereunder and not joint.

SECTION 9. RULE 144A

                  The Company and the Guarantors each hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

SECTION 10. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

                  No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11. SELECTION OF UNDERWRITERS

                  The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided that such investment bankers and managers must be reasonably satisfactory to the Company and provided, further, that such Holders shall be responsible for all underwriting commissions and discounts in connection therewith.

SECTION 12. MISCELLANEOUS

         (a) Remedies. The Company and the Guarantors each hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate; provided that the Liquidated Damages contemplated in Section 5 hereof shall be the exclusive remedy for any breach of Section 3 and 4 hereof.

         (b) No Inconsistent Agreements. The Company will not, and will cause the Guarantors not to, on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Other than pursuant to this Agreement, neither the Company nor any Guarantor has entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

         (c) Adjustments Affecting the Notes. Neither the Company nor any Guarantor will take any action, or permit any change to occur, with respect to the Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

         (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered; provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

         (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                  (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

                  (ii)     if to the Initial Purchasers:

                                    Banc of America Securities LLC
                                    9 West 57th Street, 6th Floor
                                    New York, NY 10019

                                    Facsimile: (212) 847-6441
                                    Attention: High Yield Capital Markets

                                    with a copy to:

                                    Shearman & Sterling
                                    599 Lexington Avenue
                                    New York, NY 1002

                                    Facsimile: (212) 848-7179
                                    Attention: Rohan S. Weerasinghe

                  (iii)    if to the Company:

                                    Ardent Health Services, Inc.
                                    One Burton Hills Boulevard
                                    Suite 250
                                    Nashville, TN 37215
                                    Facsimile: (615) 296-6384
                                    Attention: General Counsel

              With a copy to:

                                    Boult, Cummings, Conners & Berry PLC
                                    Suite 1600
                                    414 Union Street
                                    Nashville, TN 37219

                                    Facsimile: (615) 252-6300
                                    Attention: Stephen T. Braun

                      (iv)     if to the Guarantors:

                                    c/o Ardent Health Services LLC
                                    One Burton Hills Boulevard
                                    Suite 250
                                    Nashville, TN 37215
                                    Facsimile: (615) 296-6384
                                    Attention: General Counsel

                  With a copy to:

                                    Boult, Cummings, Conners & Berry PLC
                                    Suite 1600
                                    414 Union Street
                                    Nashville, TN 37219
                                    Facsimile: (615) 252-6300
                                    Attention: Stephen T. Braun

                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

                  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

         (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

         (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

         (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                    ARDENT HEALTH SERVICES, INC.

                                    By: /s/ W. Page Barnes
                                        ----------------------------------------
                                        Name: W. Page Barnes
                                        Title: Senior Vice President and
                                               Chief Financial Officer

                                    ARDENT HEALTH SERVICES LLC

                                    By: /s/ W. Page Barnes
                                        ----------------------------------------
                                        Name: W. Page Barnes
                                        Title: Senior Vice President and
                                               Chief Financial Officer

                                          AHS ALBURQUERQUE HOLDINGS, LLC
                                          AHS ALBUQUERQUE REGIONAL MEDICAL
                                          CENTER, LLC
                                          AHS ALBUQUERQUE PHYSICIAN GROUP,
                                          LLC
                                          AHS ALBUQUERQUE REHABILITATION
                                          HOSPITAL, LLC
                                          AHS CUMBERLAND HOSPITAL, LLC
                                          AHS KENTUCKY HOLDINGS, INC.
                                          AHS KENTUCKY HOSPITALS, INC.
                                          AHS LOUISIANA HOLDINGS, INC.
                                          AHS LOUISIANA HOSPITALS, INC.
                                          AHS MANAGEMENT COMPANY, INC.
                                          AHS MANAGEMENT SERVICES OF NEW
                                          JERSEY, LLC
                                          AHS NEW MEXICO HOLDINGS, INC.
                                          AHS NORTHEAST HEIGHTS HOSPITAL, LLC
                                          AHS RESEARCH AND REVIEW, LLC
                                          AHS SAMARITAN HOSPITAL, LLC
                                          AHS S.E.D. MEDICAL LABORATORIES, INC.
                                          AHS SUMMIT HOSPITAL, LLC
                                          AHS WEST MESA HOSPITAL, LLC
                                          ARDENT MEDICAL SERVICES, INC.
                                          BEHAVIORAL HEALTHCARE CORPORATION
                                          BHC ALHAMBRA HOSPITAL, INC.
                                          BHC BELMONT PINES HOSPITAL, INC.
                                          BHC CEDAR CREST RTC, INC.
                                          BHC CEDAR VISTA HOSPITAL, INC.
                                          BHC CLINICAS DEL ESTE HOSPITAL, INC.
                                          BHC COLUMBUS HOSPITAL, INC.
                                          BHC FAIRFAX HOSPITAL, INC.
                                          BHC FORT LAUDERDALE HOSPITAL, INC.
                                          BHC FOX RUN HOSPITAL, INC.
                                          BHC FREEMONT HOSPITAL, INC.
                                          BHC GULF COAST MANAGEMENT GROUP,
                                          INC.
                                          BHC HEALTH SERVICES OF NEVADA, INC.
                                          BHC HERITAGE OAKS HOSPITAL, INC.
                                          BHC HOSPITAL HOLDINGS, INC.
                                          BHC INTERMOUNTAIN HOSPITAL, INC.
                                          BHC LEBANON HOSPITAL, INC.
                                          BHC MANAGEMENT HOLDINGS, INC.

                                          BHC MANAGEMENT SERVICES, LLC
                                          BHC MANAGEMENT SERVICES OF INDIANA,
                                          LLC
                                          BHC MANAGEMENT SERVICES OF
                                          KENTUCKY, LLC
                                          BHC MANAGEMENT SERVICES OF NEW
                                          MEXICO, LLC
                                          BHC MANAGEMENT SERVICES OF
                                          PENNSYLVANIA, LLC
                                          BHC MANAGEMENT SERVICES OF
                                          STREAMWOOD, LLC
                                          BHC MEADOWS PARTNER, INC.
                                          BHC MILLWOOD HOSPITAL, INC.
                                          BHC MONTEVISTA HOSPITAL, INC.
                                          BHC NORTHWEST PSYCHIATRIC HOSPITAL,
                                          LLC
                                          BHC OF INDIANA, GENERAL PARTNERSHIP
                                          BHC OF NORTHERN INDIANA, INC.
                                          BHC PACIFIC GATEWAY HOSPITAL, INC.
                                          BHC PACIFIC SHORES HOSPITAL, INC.
                                          BHC PACIFIC VIEW RTC, INC.
                                          BHC PHYSICIAN SERVICES OF KENTUCKY,
                                          LLC
                                          BHC PINNACLE POINTE HOSPITAL, INC.
                                          BHC PROPERTIES, INC.
                                          BHC ROSS HOSPITAL, INC.
                                          BHC SAN JUAN CAPESTRANO HOSPITAL,
                                          INC.
                                          BHC SIERRA VISTA HOSPITAL, INC.
                                          BHC SPIRIT OF ST. LOUIS HOSPITAL, INC.
                                          BHC STREAMWOOD HOSPITAL, INC.
                                          BHC VALLE VISTA HOSPITAL, INC.
                                          BHC VISTA DEL MAR HOSPITAL, INC.
                                          BHC WINDSOR HOSPITAL, INC.
                                          BLOOMINGTON MEADOWS, G.P.
                                          COLUMBUS HOSPITAL, LLC
                                          COMMUNITY PSYCHIATRIC CENTERS OF
                                          TEXAS, INC.
                                          INDIANA PSYCHIATRIC INSTITUTES, INC.
                                          LEBANON HOSPITAL, LLC
                                          MESILLA VALLEY GENERAL PARTNERSHIP
                                          MESILLA VALLEY HOSPITAL, INC.
                                          MESILLA VALLEY MENTAL HEALTH
                                          ASSOCIATES, INC.

                                          NORTHERN INDIANA HOSPITAL, LLC
                                          VALLE VISTA, LLC
                                          WILLOW SPRINGS, LLC

                                          By: /s/ W. Page Barnes
                                              ---------------------------------
                                              Name: W. Page Barnes
                                              Title: Senior Vice President

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

BANG OF AMERICA SECURITIES LLC
UBS SECURITIES LLC
BANC ONE CAPITAL MARKETS, INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
         INCORPORATED

By: BANC OF AMERICA SECURITIES LLC

By: /s/ Bruce Thompson
    ------------------------------
    Name:  Bruce Thompson
    Title: August 19, 2003

                                   SCHEDULE A
                              SUBSIDIARY GUARANTORS

AHS Albuquerque Holdings, LLC
AHS Albuquerque Regional Medical Center, LLC
AHS Albuquerque Physician Group, LLC
AHS Albuquerque Rehabilitation Hospital, LLC
AHS Cumberland Hospital, LLC
AHS Kentucky Holdings, Inc.
AHS Kentucky Hospitals, Inc.
AHS Louisiana Holdings, Inc.
AHS Louisiana Hospitals, Inc.
AHS Management Company, Inc.
AHS Management Services of New Jersey, LLC
AHS New Mexico Holdings, Inc.
AHS Northeast Heights Hospital, LLC
AHS Research and Review, LLC
AHS Samaritan Hospital, LLC
AHS S.E.D. Medical Laboratories, Inc.
AHS Summit Hospital, LLC
AHS West Mesa Hospital, LLC
Ardent Medical Services, Inc.
Behavioral Healthcare Corporation
BHC Alhambra Hospital, Inc.
BHC Belmont Pines Hospital, Inc.
BHC Cedar Crest RTC, Inc.
BHC Cedar Vista Hospital, Inc.
BHC Clinicas Del Este Hospital, Inc.
BHC Columbus Hospital, Inc.
BHC Fairfax Hospital, Inc.
BHC Fort Lauderdale Hospital, Inc.
BHC Fox Run Hospital, Inc.
BHC Freemont Hospital, Inc.
BHC Gulf Coast Management Group, Inc.
BHC Health Services of Nevada, Inc.
BHC Heritage Oaks Hospital, Inc.
BHC Hospital Holdings, Inc.
BHC Intermountain Hospital, Inc.
BHC Lebanon Hospital, Inc.
BHC Management Holdings, Inc.
BHC Management Services, LLC
BHC Management Services of Indiana, LLC
BHC Management Services of Kentucky, LLC
BHC Management Services of New Mexico, LLC
BHC Management Services of Pennsylvania, LLC
BHC Management Services of Streamwood, LLC
BHC Meadows Partner, Inc.
BHC Millwood Hospital, Inc.
BHC Montevista Hospital, Inc.
BHC Northwest Psychiatric Hospital, LLC
BHC of Indiana, General Partnership
BHC of Northern Indiana, Inc.

BHC Pacific Gateway Hospital, Inc.
BHC Pacific Shores Hospital, Inc.
BHC Pacific View RTC, Inc.
BHC Physician Services of Kentucky, LLC
BHC Pinnacle Pointe Hospital, Inc.
BHC Properties, Inc.
BHC Ross Hospital, Inc.
BHC San Juan Capestrano Hospital, Inc.
BHC Sierra Vista Hospital, Inc.
BHC Spirit of St. Louis Hospital, Inc.
BHC Streamwood Hospital, Inc.
BHC Valle Vista Hospital, Inc.
BHC Vista Del Mar Hospital, Inc.
BHC Windsor Hospital, Inc.
Bloomington Meadows, G.P.
Columbus Hospital, LLC
Community Psychiatric Centers of Texas, Inc.
Indiana Psychiatric Institutes, Inc.
Lebanon Hospital, LLC
Mesilla Valley General Partnership
Mesilla Valley Hospital, Inc.
Mesilla Valley Mental Health Associates, Inc.
Northern Indiana Hospital, LLC
Valle Vista, LLC
Willow Springs, LLC

                                        2